UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: December 13, 2011
(Date of earliest event reported)

E MED HOLDING, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	033-55254-36 --------------------------------	87-0485314 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Corporate Drive, Suite 234
Shelton, CT 06484
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(Address of principal executive offices) (Zip Code)

(203) 222-9333
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.03                      Bankruptcy or Receivership.

On November 22, 2006, Martin Management Services, Inc. was appointed as receiver for the Registrant by the Franklin County, Ohio Common Pleas Court in an action filed on August 6, 2006 by Complete Investment Management, Ltd. against the Registrant, case number 06CVH-08-10019. Complete Management has sought the repayment of a loan it made to the Registrant in the amount of $548,000 for which the Registrant was in default at that time.

On July 20, 2011, the Ohio Common Pleas Court granted Martin management Services, Inc.’s request for an Order Authorizing Distribution and Termination of Receiver.  It further ordered that for a period of ninety (90) days from that date, which ended on October 18, 2011, the Receiver had continued limited authority to convey the Registrant’s intellectual property for a sum of not less than $10,000.00 without further Order of the Court which was not done.  It further ordered that the receivership was as of that date terminated.

On December 6, 2011, the Registrant settled with Complete Investment Management, Ltd. Subject to the Registrant acquiring ACEM Holding, AG which Acquisition Agreement was signed on December 10, 2011, for one million newly issued shares of the Registrant.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.03                      Material Modification to Rights of Security Holders.

On December 14, 2011, the Board of Directors of the Registrant approved to increase the authorized number of shares of the Registrant from 50,000,000, having a par value of $0.001 per share, to 200,000,000, having a par value of $0.001 per share.

In addition, the Board of Directors of the Registrant approved effective upon the filing by the Secretary of State of Nevada of the Certificate of Change filed Pursuant to NRS 78.209 (the “Effective Time”), each ten (10) shares of Common Stock (“Old Stock”) issued and outstanding of the Registrant shall automatically without any action by the holder thereof, be changed and reclassified into one (1) share of fully-paid and non-assessable Common Stock (“New Stock”) and each certificate which prior to the Effective Time represented ten (10) shares of the Old Stock shall, from and after the Effective Time be deemed to represent one (1) share of the New Stock.  Any owner of less than a single full share of New Stock shall be entitled to receive the next highest number of full sharers of New Stock in lieu of such fractional interest.

Nevada Revised Statutes Section 78.207 titled – Business Associations – Securities – Commodities, relating to change in number of authorized shares of class or series, states that unless otherwise provided in the articles of incorporation, a corporation that desires to change the number of shares of a class or series, if any, of its authorized stock by increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class or series held by each stockholder of record at the effective date and time of the change, may, except as otherwise provided in subsections 2 and 3, do so by a resolution adopted by the board of directors, without obtaining the approval of the stockholders. The resolution may also provide for a change of the par value, if any, of the same class or series of the shares increased or decreased. After the effective date and time of the change, the corporation may issue its stock in accordance therewith.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                 Financial Statement and Exhibits.

Exhibit 3                           Certificate of Change Pursuant to NRS 78.209

Exhibit 10                           Settlement Agreement with Complete Management Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

E MED FUTURE, INC.
(Registrant)

Date: April 16, 2012	By: /s/ DONALD SULLIVAN
Donald Sullivan
President and
Chairman of the Board
(Duly Authorized Officer)